Investor Contacts: Gerald Tucciarone
Chief Financial Officer
631/434-1600, extension 306

HAUPPAUGE DIGITAL REPORTS FISCAL 2012
FOURTH QUARTER AND YEAR END RESULTS
________________________________________________________________

HAUPPAUGE, NY – January 2,  2013 - Hauppauge Digital Inc. (NASDAQ: HAUP), a leading developer of digital video TV and data broadcast receiver products for personal computers, today reported financial results for the fourth fiscal quarter and year ended September  30, 2012.

FOURTH QUARTER RESULTS

Net sales were $8.7 million for the fourth quarter of fiscal 2012 compared to $10.3 million reported for the previous year’s fourth fiscal quarter.

The Company incurred a net loss of $1,613,219 for the fourth quarter of fiscal 2012 compared to a net loss of $2,075,730 for the fourth quarter of fiscal 2011.   Net loss per share for the fourth quarter of fiscal 2012 was $0.16 on a basic and diluted basis, compared to a net loss per share of $0.21 on a basic and diluted basis for the fourth quarter of fiscal 2011.

FISCAL YEAR RESULTS

Net sales were $44.6 million for the fiscal year ended September 30, 2012 compared to $42.3 million reported for fiscal year ended September 30, 2011.

The Company incurred a net loss of $2,543,450 for the fiscal year ended September 30, 2012 compared to a net loss of $5,849,072 for the fiscal year ended September 30, 2011.   Net loss per share for the fiscal year ended September 30, 2012 was $0.25 on a basic and diluted basis, compared to a net loss per share of $0.58 on a basic and diluted basis for the fiscal year ended September 30, 2011.

DISCUSSION OF RESULTS

Ken Plotkin, Hauppauge’s Chief Executive Officer stated “Led by increased sales of our USB-Live and HD PVR video recorder and video streaming products, worldwide sales for fiscal 2012 increased by 8.2% before the negative effect caused by the decline in the Euro. Taking into account the 2.8% decline in the Euro, our net sales increased 5.4% in fiscal 2012 compared with fiscal 2011.

As a result of reduced expenses and headcount, which the company implemented in the fourth quarter of fiscal 2011, our selling, general and administrative expenses declined by 16.8% from fiscal 2011.  The combination of increased sales and reduced expenses allowed Hauppauge to reduce our loss approximately 56.52% compared to fiscal 2011.

At the Gamescon show in Cologne, Germany in August 2012, Hauppauge introduced a new gaming recorder designed to allow console and PC gaming enthusiasts to record video game play from the Microsoft Xbox 360 and the Sony Playstation 3. Called the HD PVR 2, this new game recorder was designed to provide new features compared with the original HD PVR high definition video recorder. HD PVR 2 was shipped to our customers starting in September 2012.

In anticipation of the launch of the new HD PVR 2, in fiscal Q4 we reduced prices and limited the sales of the original HD PVR in order to reduce channel inventory.  The effect of price reductions and limited shipments of the original HD PVR dampened our fourth fiscal quarter sales.”

ABOUT HAUPPAUGE DIGITAL

Hauppauge Digital, Inc. is a leading developer of analog and digital TV receiver products for the personal computer market. Through its Hauppauge Computer Works, Inc. and Hauppauge Digital Europe SARL subsidiaries, the Company designs and develops analog and digital TV receivers that allow PC users to watch television on their PC screen in a resizable window and enable the recording of TV shows to a hard disk, digital video editing, video conferencing, receiving of digital TV transmissions, and the display of digital media stored on a computer to a TV set via a home network. The Company is headquartered in Hauppauge, New York, with administrative offices in Luxembourg, Ireland and Singapore, sales offices in Germany, London, Paris, The Netherlands, Sweden, Italy, Spain, Singapore, Taiwan, and California and research and development centers in Hauppauge, New York, Taipei, Taiwan and Braunschweig,  Germany.  The Company’s Internet web site can be found at http://www.hauppauge.com.

This news release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this may not occur.  Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies.  Any such forward-looking statements are based on current expectations, estimates and projections of management.  We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements.  Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements.  We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences (including, but not limited to, those set forth in “Item 1A–Risk Factors” on our Form 10-K), many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based.  Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate.  Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.  All cautionary statements made in this news release should be read as being applicable to all related forward-looking statements wherever they appear.

[Financial Table Follows]

HAUPPAUGE DIGITAL INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS
	Three months ended September 30,
	2012	2011
Net sales	$8,676,442	$10,276,534
Cost of sales	6,441,000	7,434,039
Gross profit	2,235,442	2,842,495

Selling, general and administrative expenses	2,961,839	3,924,729
Research & development expenses	959,205	1,040,844
Loss from operations	(1,685,602)	(2,123,078)
Other income (expense):
Interest income	698	1,881
Foreign currency	(3,008)	8,723
Total other income (expense)	(2,310)	10,604
Loss before tax provision	(1,687,912)	(2,112,474)
Current tax provision	42,340	58,964
Deferred tax benefit	(117,033)	(95,708)
Net loss	($1,613,219)	($2,075,730)

Net loss per share-basic and diluted	($0.16)	($0.21)

Weighted average shares-basic and diluted	10,122,344	10,122,344

HAUPPAUGE DIGITAL  INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve months ended September 30,
	2012	2011
Net sales	$44,640,360	$42,343,059
Cost of sales	31,144,077	29,262,521
Gross profit	13,496,283	13,080,538

Selling, general and administrative expenses	12,187,542	14,486,996
Research & development expenses	3,399,212	4,258,023
Loss from operations	(2,090,471)	(5,664,481)
Other income:
Interest income	4,500	10,450
Foreign currency	9,903	6,268
Total other income	14,403	16,718
Loss before tax provision	(2,076,068)	(5,647,763)
Current income tax expense	150,204	197,309
Deferred tax expense	317,178	4,000
Net loss	($2,543,450)	($5,849,072)

Net loss per share-basic and diluted	($0.25)	($0.58)

Weighted average shares-basic and diluted	10,122,344	10,108,670

HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2012	2011
Assets:

Current Assets:
Cash and cash equivalents	$5,095,853	$4,080,537
Accounts receivables, net of various allowances	2,618,081	3,708,696
Other non trade receivables	1,995,654	2,408,326
Inventories	9,497,856	10,092,224
Deferred tax asset current	977,488	1,127,641
Prepaid expenses and other current assets	1,088,085	992,258
Total current assets	21,273,017	22,409,682

Intangible assets, net	2,431,594	3,186,430
Property, plant and equipment, net	235,978	368,703
Security deposits and other non current assets	109,218	112,813
Deferred tax asset non current	622,272	789,297
	$24,672,079	$26,866,925

Liabilities and Stockholders’ Equity :

Current Liabilities:
Accounts payable	$5,865,085	$6,674,900
Accrued expenses –fees	4,002,754	4,082,719
Accrued expenses	12,608,759	11,417,895
Income taxes payable	230,123	242,201
Total current liabilities	22,706,721	22,417,715

Stockholders' Equity
Common stock $.01 par value; 25,000,000 shares authorized,
10,882,823 issued	108,828	108,828
Additional paid-in capital	18,316,085	18,187,595
Retained deficit	(9,443,408)	(6,899,958)
Accumulated other comprehensive loss	(4,610,599)	(4,541,707)
Treasury Stock at cost, 760,479 shares	(2,405,548)	(2,405,548)
Total stockholders' equity	1,965,358	4,449,210
	$24,672,079	$26,866,925

                                # # # # # # #